                                                                   EXHIBIT 10.17

                         EXECUTIVE PURCHASE AGREEMENT


     THIS EXECUTIVE PURCHASE AGREEMENT (this "Agreement") is made as of July 8, 1998, by and between Choice One Communications L.L.C., a Delaware limited liability company (the "LLC"), Choice One Communications Inc., a Delaware corporation (the "Corporation"), and Phillip Yawman ("Executive"). Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in Section 7 hereof.

     WHEREAS, Executive desires to make an investment in the Corporation to be held initially through an interest in the LLC, and the LLC, the Corporation and the Executive desire to provide for certain rights and obligations relating to such investment and to Executive's employment with the Corporation;

     NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     Section 1.  Purchase and Sale of Executive Securities.

       (a) Initial Capital Contribution and Issuance of Executive Securities. Upon execution of this Agreement, Executive shall make a capital contribution to the LLC in the amount of $27,002.70 (Executive's "Initial Capital Contribution") in exchange for, and the LLC shall issue to Executive, 270,027 Class B Units having the rights, obligations, and preferences set forth with respect thereto in the LLC Agreement. The Executive shall make such Initial Capital Contribution to the LLC by delivery to the LLC of a cashier's or certified check, or wire transfer of immediately available funds to an account designated by the LLC, in the aggregate amount equal to such Executive's Initial Capital Contribution. The aggregate amount of the Initial Capital Contribution made with respect to each Class B Unit issued hereunder shall be considered a Basic Contribution made with respect to such Class B Unit. Subsequent Contributions to the LLC shall be made by the Executive in respect of such Class B Units on the terms and conditions set forth in the LLC Agreement.

       (b) Representations and Warranties of Executive. In connection with the Executive's Initial Capital Contribution and the issuance of the Executive Securities hereunder, the Executive Purchaser represents and warrants to each of the LLC and the Corporation that:

            (i) The Executive Securities to be acquired by the Executive Purchaser pursuant to this Agreement shall be acquired for the Executive Purchaser's own account and not with a view to, or the intention of,
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     distribution thereof in violation of the Securities Act or any applicable state securities laws, and the Executive Securities shall not be disposed of in contravention of the Securities Act or any applicable state securities laws.

            (ii) Executive is a management employee of the Corporation, and the Executive Purchaser is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Securities.

            (iii) Executive Purchaser is able to bear the economic risk of his investment in the Executive Securities for an indefinite period of time and is aware that transfer of the Executive Securities may not be possible because (A) such transfer is subject to contractual restrictions on transfer set forth herein and in the Transaction Agreement, and (B) the Executive Securities have not been registered under the Securities Act or any applicable state securities laws and, therefore, cannot be sold unless subsequently registered under the Securities Act and such applicable state securities laws or an exemption from such registration is available.

            (iv) Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Executive Securities issued hereunder and has had full access to such other information concerning the Corporation and this investment opportunity as he has requested.

            (v) Each of this Agreement, the LLC Agreement, the Transaction Agreement, and the other agreements contemplated thereby of even date therewith to which Executive Purchaser is a party, constitute the legal, valid and binding obligations of the Executive Purchaser, enforceable against the Executive Purchaser in accordance with its terms; Executive is ready, willing and able as of the date hereof to commence and to continue employment with the Corporation in the office to which Executive was appointed by the Board; and the execution, delivery and performance of such agreements by Executive, and Executive's employment with the Corporation and activities (including recruiting activities) on behalf of the Corporation, do not and will not conflict with, violate or breach any agreement, contract or instrument (including, without limitation, any noncompete agreement or restrictive covenant instrument) to which Executive is a party or by which Executive is bound or any judgment, order or decree to which Executive is subject.

       (c) Acknowledgment of At-Will Employment. As an inducement to the LLC and the Corporation to enter into this Agreement, and as a condition thereto,
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the Executive acknowledges and agrees that no agreement or arrangement between the Executive and the Corporation or the LLC (including, without limitation, the issuance of the Executive Securities to the Executive and the execution and delivery of this Agreement) shall entitle Executive to remain in the employment of the Corporation and its Subsidiaries or affect the right of the Corporation or its Subsidiaries to terminate Executive's employment at any time or for any reason.

     Section 2.  Vesting of Executive Securities.

       (a) Vesting Schedule. All Executive Securities shall initially be Unvested Securities (as defined below). Except as otherwise provided herein, an amount of Unvested Securities shall vest on the date hereof and on each of the first four anniversaries of the date hereof, such that the Executive Securities shall be vested on each such date in accordance with the following schedule:


                   -----                          --------------------------
                    Date
                                                   Cumulative Percentage of
                                                     Executive Securities
                                                            Vested

The date hereof                                              20%

The first anniversary of the date hereof                     40%

The second anniversary of the date hereof                    60%

The third anniversary of the date hereof                     80%

The fourth anniversary of the date hereof                   100%

     Notwithstanding the foregoing sentence, and except as otherwise provided in clauses (b)-(e) below or in the next sentence (in the case of termination without Cause or for Good Reason), the above vesting schedule shall cease and no Unvested Securities shall vest after the date on which Executive's employment with the Corporation and its Subsidiaries terminates for any reason. If Executive's employment is terminated by the Corporation without Cause or if Executive terminates his employment for Good Reason, the Executive Securities shall thereafter, if necessary, continue to vest until the next anniversary of the date hereof next succeeding such termination (such that the Executive will be vested in 20% more of the Executive Securities than at the time of such termination) and if at least 50% of the Executive Securities have not been vested as of such next anniversary, then vesting will continue to the extent necessary that at least 50% of the Executive Securities become vested, so long as Executive has not committed a Vesting Termination Breach (upon which breach the vesting schedule shall
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                                      -4-

immediately cease, and no Unvested Securities shall vest on or after the date of the first such breach). In the event the LLC or the Corporation has alleged that Executive has committed a Vesting Termination Breach, Executive disputes such allegation, and the matter is subject to the dispute resolution provisions set forth in Section 6, vesting shall be tolled upon the date of the allegation of such breach; provided that (i) if it is ultimately resolved under Section 6 that Executive has committed a Vesting Termination Breach, the tolling shall become a permanent cessation such that vesting shall have forever ceased upon the date of such allegation, and (ii) if it is ultimately resolved under Section 6 that Executive did not commit a Vesting Termination Breach, the number of Vested Securities shall be as though there had never been such alleged breach or any tolling of vesting. Executive Securities which have become vested pursuant to this Agreement are referred to herein as "Vested Securities," and all other Executive Securities are referred to herein as "Unvested Securities."

       (b) Acceleration upon a Qualified Sale of the Corporation. Unvested Securities subject to vesting pursuant to Section 2(a) shall become Vested Securities upon the consummation of a Qualified Sale of the Corporation (as defined below) so long as Executive is employed by the Corporation or any of its Subsidiaries on the date of such sale (or, if Executive's employment was terminated by the Corporation without Cause or by Executive for Good Reason, so long as Executive has not committed a Vesting Termination Breach prior to the date of such sale). A "Qualified Sale of the Corporation" means either (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Corporation and its Subsidiaries, taken as a whole, or (ii) a transaction or series of transactions (including by way of merger, consolidation, or sale of stock, but not including a Public Offering) the result of which is that the holders of the Corporation's outstanding voting stock immediately prior to such transaction are after giving effect to such transaction no longer, in the aggregate, the "beneficial owners" (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act), directly or indirectly through one or more intermediaries, of more than 50% of the voting power of the outstanding voting stock of the Corporation, in each case where the consideration for such assets or stock in such sale or transfer consists of cash and/or publicly traded equity securities for such assets or for at least 50% of the outstanding stock of the Corporation (e.g., 100% of such consideration would have to consist of cash and/or publicly traded equity securities if only 50.01% of such stock were sold in such transaction).

       (c) Acceleration upon a Public Offering. Upon the consummation of the Corporation's initial Public Offering, and so long as Executive is employed by the Corporation or any of its Subsidiaries on the closing date of such offering (or, if Executive's employment was terminated by the Corporation without Cause or by
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                                      -5-

the Executive for Good Reason, so long as Executive has not committed a Vesting Termination Breach prior to such closing date), there will vest the amount of Unvested Securities which were scheduled to vest within the 365 days following such closing date (and the remaining Unvested Securities subject to vesting pursuant to Section 2(a), if any, shall continue to vest 20% on each anniversary of the date hereof in accordance with clause (a) above, such that the vesting schedule set forth in Section 2(a) above shall have been effectively accelerated by one year).

       (d) Acceleration upon Death or Disability. All Unvested Securities shall become Vested Securities if Executive's employment with the Corporation or any of its Subsidiaries terminates by reason of Executive's death or Disability.

       (e) Other Acceleration. Any Unvested Securities which the LLC (or its assignees) has not elected to repurchase in the Repurchase Notice (as defined below) (including Unvested Securities originally included in the Repurchase Notice, but for which the election to repurchase was rescinded, pursuant to the terms of Section 3, by the LLC and/or its assignees having made such election) shall thereafter be deemed Vested Securities, but shall continue to be subject to Section 4.

     Section 3.  LLC's Repurchase Option.
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                                      -6-

       (a) The Repurchase Option. The LLC will be entitled to repurchase at the LLC's election pursuant to the terms and conditions set forth in this
Section 3 (the "Repurchase Option"), (i) upon (x) the termination of Executive's employment with the Corporation and its Subsidiaries for any reason other than a termination by the Corporation without Cause or by the Executive for Good Reason, or (y) if Executive's employment is terminated by the Corporation without Cause or by the Executive for Good Reason, upon Executive's commission of a Vesting Termination Breach, all the Executive Securities then in existence (whether held by Executive or one or more of the other Executive Purchasers) and/or (ii) in the event of a termination without Cause or for Good Reason and prior to commission of a Vesting Termination Breach, such of the Unvested Securities as are not subject to continued vesting pursuant to Section 2(a) (any such circumstance permitting repurchase, a "Repurchase Event"). In the event that the LLC or the Corporation has alleged that Executive has committed a Vesting Termination Breach, Executive disputes such allegation, and the matter is subject to the dispute resolution provisions set forth in Section 6, the closing of the repurchase of Executive Securities permitted to be repurchased only upon such breach under this Section 3 shall not occur unless and until it is ultimately determined that Executive committed a Vesting Termination Breach; provided that during the pendency of such proceeding, such Executive Securities specified in the Repurchase Notice (as defined below) shall not be transferred by any holder thereof to any other Person.

       (b) Repurchase Price. The repurchase price (the "Repurchase Price") for 50% of the Vested Securities to be repurchased shall be the Fair Market Value of such securities. The Repurchase Price of the remaining 50% of the Vested Securities and of all of the Unvested Securities to be repurchased shall be the lesser of (x) the Fair Market Value of such Securities, and (y) the Original Cost of such Securities (with securities having the lowest Original Cost subject to repurchase prior to securities with a higher Original Cost).

       (c) Exercise of Repurchase Option. The LLC (by action of the Board) may elect to purchase all or any portion of the Executive Securities permitted to be repurchased by delivering written notice (the "Repurchase Notice") to the holder or holders of the Executive Securities within 90 days after the occurrence of the applicable Repurchase Event. The Repurchase Notice shall set forth the amount, type, and class of Executive Securities (including, if applicable, the amount of Unvested Securities and/or Vested Securities) to be acquired from each such holder (which need not be pro rata among type of security or among Vested Securities and Unvested Securities). The Executive Securities to be repurchased by the LLC shall first be satisfied to the extent possible from the Executive Securities held by Executive at the time of delivery of the Repurchase Notice. If the amount of Executive Securities then held by Executive is less than the total
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                                      -7-

amount of Executive Securities that the LLC has elected to purchase, the LLC shall purchase the remaining securities elected to be purchased from the other holder(s) of Executive Securities (to whom Executive has transferred Executive Securities pursuant to Section 4(c)(i)), pro rata according to the amount of Executive Securities held of record by each such other holder at the time of delivery of the Repurchase Notice. The amount of Unvested Securities and Vested Securities to be repurchased hereunder shall be deemed to be allocated among Executive and the other holders of repurchased Executive Securities (to whom Executive has transferred Executive Securities pursuant to Section 4(c)(i)), if any, pro rata according to the amount of Executive Securities to be purchased from such persons.

       (d) Assignment by the LLC. The LLC, by action of the Board, will have the right to assign all or any portion of its repurchase rights hereunder to the holders of Investor Equity (which assignment, if made to the holders of Investor Equity, would be pro rata on the basis of the Investor Equity held by each such holder) and/or to any executive employee of the Corporation or any of its Subsidiaries. Notwithstanding the foregoing, the LLC may not assign to any Person its right to pay a portion of the Repurchase Price for Executive Securities repurchased hereunder in the form of Class C Units (or, after the dissolution of the LLC, a promissory note).

       (e) Fair Market Value of Repurchased Securities. The "Fair Market Value" of Executive Securities subject to repurchase hereunder shall be determined in accordance with this paragraph (e) as follows:

            (i) The Board of the LLC and the holders of a majority of the Executive Securities to be repurchased shall attempt in good faith to agree on the Fair Market Value of the Executive Securities. Any agreement reached by such Persons shall be final and binding on all parties hereto.

            (ii) If such Persons are unable to reach such agreement within 20 days after the giving of a Repurchase Notice, the Fair Market Value of any Executive Securities that are publicly traded shall be the average, over a period of 21 days consisting of the date of the applicable Repurchase Event and the 20 consecutive business days prior to that date, of the average of the closing prices of the sales of such securities on all securities exchanges on which such securities may at that time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such securities are not so listed, the average of the representative bid and asked prices quoted in the Nasdaq System as of 4:00 P.M., New York time, or, if on any day such securities are not quoted
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                                      -8-

     in the Nasdaq System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization.

            (iii) If such Persons are unable to reach agreement pursuant to paragraph (ii) within 20 days after the giving of a Repurchase Notice, and to the extent any Executive Securities are not publicly traded:

                  (A) The Board of the LLC and the holders of a majority of the Executive Securities shall each, at the same time, within 10 days thereafter, choose one investment banker or other appraiser with experience in analyzing and making determinations concerning matters in the telecommunications industry and in valuing entities like the LLC (including the distribution arrangements of the type described in the LLC Agreement), and, within 15 days of their selection, the two investment bankers/appraisers so selected shall together select a third investment banker/appraiser similarly qualified.

                  (B) The three investment bankers/appraisers shall first appraise the fair market value of the Corporation (based on the assumption of an orderly, arm's length sale to a willing unaffiliated buyer). Each of the three investment bankers/appraisers shall then independently appraise the fair market value of such non-publicly-traded Executive Securities as follows:

                       (1) the fair market value of each share of Common Stock shall be equal to the fair market value of the Corporation divided by the total number of shares of Common Stock outstanding on the date of the applicable Repurchase Event (determined on a fully diluted basis (x) with respect to all outstanding securities convertible into the Corporation's Common Stock, assuming the conversion of such convertible securities (without regard to any conditions or other restrictions on such conversion), and (y) with respect to all outstanding options, warrants and other rights or securities exercisable or exchangeable for shares of the Corporation's Common Stock, in accordance with the Treasury Stock Method under generally accepted accounting principles for determination of fully diluted earnings per share);
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                       (2)  the fair market value of each Class B Unit shall be
               equal to the fair market value of the assets (as determined in accordance with paragraphs (B)(1) and (B)(3)) that would be distributed according to the terms of the LLC Agreement with respect to such Class B Unit if the LLC were dissolved on the date of the applicable Repurchase Event; and

                       (3) the fair market value of any other non-publicly-traded Executive Securities (or, for purposes of paragraph (B)(2) above, any other assets) shall be the fair market value of such securities (or other assets), determined on the basis of an orderly, arm's length sale to a willing, unaffiliated buyer, taking into account all relevant factors determinative of value.
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                                      -10-

               The three investment bankers/appraisers shall, within thirty days of their retention, provide the written results of such appraisals to the LLC and/or its assignees and to each of the holders of Executive Securities.

                  (C) The "Fair Market Value" of the non-publicly-traded Executive Securities to be repurchased shall be the average of the two appraisals closest to each other, and such amount shall be final and binding on all parties hereto; provided that the LLC (and/or any assignee) may at any time within ten days after receiving written notice of such determination rescind its prior exercise of the Repurchase Option by giving written notice of such revocation to all of the holders of the Executive Securities to be repurchased, and upon such revocation the revoking party will be treated as if it had never exercised such Repurchase Option (it being understood that such revoking parties shall thereafter have no right to re-exercise such Repurchase Option).

                  (D) The costs of such appraisal shall be allocated between the parties based on the percentage which the portion of the Contested Amount not awarded to each party bears to the amount actually contested by such party; provided that if any parties revoke their exercise of the Repurchase Option pursuant to paragraph (C) above, such revoking parties shall bear (pro rata among such revoking parties based on the number of Executive Securities with respect to which each such revoking party had initially exercised its Repurchase Option) any appraisal costs that would be allocated to the holder(s) of Executive Securities under this paragraph (D). "Contested Amount" means the difference between the valuations of the disputing parties.
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       (f)  Closing of the Repurchase.  Within 10 business days after the
Repurchase Price for the Executive Securities to be repurchased has been determined, the LLC shall send a notice to each holder of Executive Securities setting forth the consideration to be paid for such securities and the time and place for the closing of the transaction, which date shall not be more than 30 days nor less than five days after the delivery of such notice. At such closing, the holders of Executive Securities shall deliver all certificates (if any exist) evidencing the Executive Securities to be repurchased to the LLC (and/or any assignees of the LLC's repurchase right), and the LLC (and/or any assignees) shall pay for the Executive Securities to be purchased pursuant to the Repurchase Option by delivery of a check or wire transfer of immediately available funds in the aggregate amount of the Repurchase Price for such securities; provided that in the event the Board determines in its good faith discretion that the LLC is not in a position to pay in cash any or all of the Repurchase Price for Executive Securities to be repurchased by it:

            (i) prior to the dissolution of the LLC, the LLC may pay a portion of the Repurchase Price for such securities equal to (x) the aggregate Repurchase Price for the Executive Securities to be repurchased by the LLC minus (y) the Original Cost of such securities, by issuing in exchange for such securities an equal number of the LLC's Class C Units (having the rights and preferences set forth in the LLC Agreement), and for purposes of the LLC Agreement each such Class C Unit shall as of its issuance be deemed to have Basic Contributions made with respect to such Class C Unit equal to
     (A) the aggregate portion of the Repurchase Price paid by the issuance of Class C Units divided by (B) the number of Class C Units so issued in such repurchase; or

            (ii) after the dissolution of the LLC, the Corporation (as successor to the rights of the LLC under Section 8(f)(ii) below) may pay, in the form of a promissory note, a portion of the Repurchase Price for such securities equal to (x) the aggregate Repurchase Price for the Executive Securities to be repurchased by the LLC minus (y) the Original Cost of such securities. Such a promissory note shall be subordinated to all of the Corporation's senior debt obligations either then or thereafter incurred, shall earn simple annual interest at the Base Rate, shall have all principal and accrued interest due and payable upon maturity, and shall mature upon the earliest to occur of the Corporation's initial Public Offering (if such initial Public Offering has not occurred prior to the issuance of such promissory note), a Qualified Sale of the Corporation, or the fifth anniversary of the issuance of such promissory note.
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     The purchasers of Executive Securities under this Section 3 shall be entitled to receive customary representations and warranties from the sellers regarding good title to such securities, free and clear of any liens or encumbrances.

       (g) Restrictions. Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Executive Securities by the LLC shall be subject to applicable restrictions contained in the Delaware General Corporation Law, the Delaware Limited Liability Company Act or in the LLC's or its Subsidiaries' debt and equity financing agreements or imposed by applicable law (such as the Hart-Scott-Rodino Antitrust Improvements Act of 1976). If any such restrictions prohibit the repurchase of Executive Securities which are otherwise permitted or required hereunder, the time periods provided in this Section 3 shall be suspended, and the LLC may make such repurchases as soon as it is permitted to do so under such restrictions, unless by such time such Repurchase Option has terminated pursuant to Section 3(h); provided that notwithstanding the foregoing, in no event shall the time periods provided in this Section 3 be suspended for more than 6 months.

       (h) Termination of Repurchase Option. The rights under this Section 3 of the LLC and/or its assignees to repurchase Vested Securities (but not Unvested Securities) shall terminate upon the consummation of a Public Offering. All rights under this Section 3 of the LLC and/or its assignees to repurchase Executive Securities (including both Vested Securities and Unvested Securities) shall terminate upon a Qualified Sale of the Corporation.

     Section 4.  Restrictions on Transfer.

       (a) Opinion of Valid Transfer. In addition to any other restrictions on transfer imposed by this Agreement, the Transaction Agreement, the LLC Agreement or the Registration Rights Agreement, no holder of Executive Securities may sell, transfer or dispose of any Executive Securities (except pursuant to an effective registration statement under the Securities Act) without first delivering to the LLC an opinion of counsel (reasonably acceptable in form and substance to the LLC) that neither registration nor qualification under the Securities Act or applicable state securities laws is required in connection with such sale, transfer, or other disposition.

       (b) Restrictive Legend. The certificates representing Executive Securities shall bear the following legend:
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"THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON JULY
8, 1998, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND REPURCHASE OPTIONS SET FORTH IN AN EXECUTIVE PURCHASE AGREEMENT BETWEEN THE ISSUER OF SUCH SECURITIES (THE "ISSUER") AND THE INITIAL HOLDER OF SUCH SECURITIES. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

     The legend set forth above shall be removed from the certificates evidencing any shares or units which cease to be Executive Securities.

       (c) Retention of Executive Securities. Executive Purchaser shall not at any time directly or indirectly sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in any Executive Securities (a "Transfer"),
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except (w) pursuant to the repurchase provisions of Section 3 hereof or of
Section 3.04 of the LLC Agreement, (x) pursuant to a Drag-Along Sale (as defined in the Transaction Agreement) under Section 6.06 of the Transaction Agreement,
(y) after an initial Public Offering, as permitted in Section 4(c)(ii) below or
(z) pursuant to Section 4(c)(iii) below (each of (w), (x), (y) and (z) above, an "Exempt Transfer"). The restrictions on the Transfer of Executive Securities set forth in this paragraph (c) shall continue in effect (1) with respect to each Executive Security following any permitted Transfer thereof pursuant to Section 4(c)(i), but shall cease upon any Exempt Transfer thereof and (2) following termination of Executive's employment for any reason.

     Notwithstanding the foregoing provisions of this clause (c):

            (i) the Executive will be permitted to transfer, with or without consideration, Executive Securities (A) pursuant to applicable laws of descent and distribution or (B) among Executive's Family Group; provided that the restrictions contained in this Section shall continue to be applicable to, and bind the transferee of, the Executive Securities after any such transfer, the transferees of such Executive Securities shall have agreed in writing in an instrument satisfactory in form and substance to the Board to be bound by the provisions of this Agreement, the LLC Agreement, the Registration Rights Agreement and the Transaction Agreement with respect to the Executive Securities so transferred, and (prior to the death of Executive) each such transferee of Executive Securities shall have entered into proxies and other agreements satisfactory to the Board pursuant to which Executive shall have the sole right to vote such Executive Securities for all purposes. For purposes of this Agreement, "Family Group" means Executive's spouse and descendants (whether natural or adopted), any trust which at the time of such transfer and at all times thereafter is and remains solely for the benefit of Executive and/or Executive's spouse and/or descendants and any family partnership the partners of which consist solely of Executive, such spouse, such descendants or such trusts.

            (ii) After the initial Public Offering, (x) all Transfer restrictions on Unvested Securities shall continue in effect and (y) Transfer restrictions on Vested Securities will terminate upon the fourth anniversary of closing (the "IPO Closing") of the initial Public Offering. Transfers of Vested Securities prior to the fourth anniversary of the IPO Closing will only be permitted to the following extent:

                  (A) At any time prior to the fourth anniversary of the IPO Closing, Executive will be permitted to Transfer a number of
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                                      -15-

          Vested Securities that (together with Vested Securities previously Transferred in an Exempt Transfer) in the aggregate as a percentage of Executive Securities held by Executive as of the IPO Closing (the "Initial CS Holdings") does not exceed the percentage of MSCP's Investor Equity held as of the IPO Closing that has since been sold.

                  (B) During the two year period ending on the second anniversary of the IPO Closing, Executive will be permitted (1) (a) to pledge (but not otherwise Transfer) a number of Vested Securities that (together with Vested Securities previously Transferred in an Exempt Transfer) in the aggregate does not exceed 25% of the Initial CS Holdings and (b) to Transfer a number of Vested Securities that does not exceed 5% of the Initial CS Holdings in any one year period and that does not exceed 10% of the Initial CS Holdings in such two year period (such 5% and 10% shall be reduced by any amount previously Transferred in an Exempt Transfer) or (2) if greater, to Transfer the number of Vested Securities permitted to be Transferred pursuant to clause (c)(ii)(A) above.

                  (C) At any time after such second anniversary of the IPO Closing and before such fourth anniversary of the IPO Closing, Executive will be permitted to Transfer the greater of (1) a number of Vested Securities that (together with Vested Securities previously Transferred in an Exempt Transfer) in the aggregate does not exceed 50% of the Initial CS Holdings and (2) the number of Vested Securities permitted to be Transferred pursuant to clause (c)(ii)(A) above.

            (iii) In addition to the foregoing permitted Transfers, the Board may, in its discretion, permit Transfers by the Executive at any time in the case of personal hardship (such as personal or family illness).

     Section 5.  Issuance of Tier I and Tier II Options.

       (a) In the event of a dissolution of the LLC upon the consummation of a Public Offering (a "Public Offering Liquidation"), if the Management Percentage for such Public Offering Liquidation is less than 33.33% the Corporation shall contemporaneously with such liquidation issue to each holder of Class B Units:

            (i) options (the "Tier I Options") entitling the holder to acquire, at an exercise price per share equal to the IPO Price, a number of shares of the Corporation's Common Stock equal to the lesser of (x) the number of shares of Common Stock that such holder would have received under the LLC Agreement in connection with such Public Offering Liquidation if the Management Percentage had been 10%, and (y) the difference of (A) the number of shares of Common Stock that such holder would have received in connection with such Public Offering Liquidation if the Management Percentage had been 33.33%, minus (B) the number of shares of Common Stock that such holder actually received in such liquidation; and

            (ii) if the Management Percentage for such Public Offering Liquidation is less than 23.33%, in addition to any Tier I Options, options (the "Tier II Options") entitling the holder to acquire, at an exercise price per share equal to the Tier II Price, a number of shares of the Corporation's Common Stock equal to the lesser of (x) the number of shares of Common Stock calculated pursuant to clause (i)(x) above, and (y) the difference of (A) the number of shares of Common Stock calculated pursuant to clause (i)(y) above, minus (B) the number of shares of Common Stock into which the Tier I Options issued to such holder pursuant to clause (i) above are initially exercisable.

     The Tier I Options and Tier II Options shall expire on the seventh anniversary of their issuance.

       (b) For purposes of performing the calculations in Sections 5(a)(i) and 5(a)(ii) above, a distribution of any property other than Common Stock in a Public Offering Liquidation shall be considered to have been a distribution of a number of shares of Common Stock equal to the quotient of (A) the aggregate fair market value of such distributed property on the date of such liquidation, as determined in good faith by the Board, divided by (B) the fair market value of one share of Common Stock on the date of such liquidation, as determined in good faith by the Board.

       (c) For purposes of this section, the following terms shall have the meanings set forth below:

     "IPO Price" means the gross price per share at which shares of the Corporation's Common Stock are initially offered and sold to the public in connection with a Public Offering.

     "Liquidation FMV" has the meaning ascribed to such term in the LLC
Agreement.

     "Management Percentage" has the meaning ascribed to such term in Section 4.01(c) of the LLC Agreement.

     "Return Multiple" has the meaning ascribed to such term in Section 4.01(c) of the LLC Agreement.

     "Tier II Price" means, with respect to a particular Public Offering Liquidation, the quotient of (x) the amount that would result in a Return Multiple of 3.5 if the Liquidation FMV for such liquidation were equal to such amount, divided by (y) the number of shares of Common Stock held by the LLC immediately prior to such liquidation.

     Section 6.  Confidentiality, Noncompete, and Nonsolicitation.

       (a) Nondisclosure and Nonuse of Confidential Information. Executive shall not willfully disclose or use at any time, either during his employment with the Corporation or thereafter, any Confidential Information (as defined below) of which Executive is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by Executive's performance of duties assigned to Executive by the LLC or the Corporation. Executive shall take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. As used in this Agreement, the term "Confidential Information" means information that is not generally known to the public and that is used, developed or obtained by the LLC, the Corporation, or its Subsidiaries in connection with their business, including but not limited to (i) products or services, (ii) fees, costs and pricing structures, (iii) designs, (iv) analysis, (v) drawings, photographs and reports, (vi) computer software, including operating systems, applications and program listings, (vii) flow charts, manuals and documentation, (viii) data bases, (ix) accounting and business methods, (x) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xi) customers and clients and customer or client lists, (xii) copyrightable works, (xiii) all technology and trade secrets, (xiv) strategic plans, business plans, budgets and financial models, and (xv) all similar and related information in whatever form. Notwithstanding the foregoing, "Confidential Information" shall not include any information (A) of which Executive became aware prior to his affiliation with the Corporation and the LLC, (B) of which Executive learns from sources other than the LLC, the Corporation or its Subsidiaries or (C) which is disclosed in a prospectus or other documents for dissemination to the public or published in a form generally available to the public prior to the date Executive proposes to disclose or use such information. Information shall not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material portions thereof have been published.

       (b)  The Corporation's Ownership of Intellectual Property.

            (i) Acknowledgment of Corporation Ownership. In the event that Executive as part of his activities on behalf of the Corporation generates, creates, authors or contributes to any invention, design, new development, device, product, method or process (whether or not patentable or reduced to practice or constituting Confidential Information), any copyrightable work (whether or not constituting Confidential Information) or any other form of Confidential Information relating directly or indirectly to the Corporation's business as now or hereafter conducted (collectively, "Intellectual Property"), Executive acknowledges that such Intellectual Property is the exclusive property of the Corporation and hereby assigns all right, title and interest in and to such Intellectual Property to the Corporation. Any copyrightable work prepared in whole or in part by Executive will be deemed "a work made for hire" under Section 201(b) of the 1976 Copyright Act, and the Corporation shall own all of the rights comprised by the copyright therein. Executive shall promptly and fully disclose all Intellectual Property to the Corporation and shall cooperate with the Corporation to protect the Corporation's interests in and rights to such Intellectual Property (including, without limitation, providing reasonable assistance in securing patent protection and copyright registrations and executing all documents as reasonably requested by the Corporation, whether such requests occur prior to or after termination of Executive's employment with the Corporation).

            (ii) Executive Invention. Executive understands that Section 6(b)(i) of this Agreement regarding the Corporation's ownership of Intellectual Property does not apply to any invention for which no equipment, supplies, facilities or trade secret information of the Corporation were used and which was developed entirely on Executive's own time, unless (A) the invention relates to the business of the Corporation or to the Corporation's actual or demonstrably anticipated research or development or (B) the invention results from any work performed by Executive for the Corporation.

       (c) Delivery of Materials upon Termination of Employment. As requested by the Corporation from time to time and upon the termination of

Executive's employment with the Corporation for any reason, Executive shall promptly deliver to the Corporation all copies and embodiments, in whatever form, of all Confidential Information and Intellectual Property in Executive's possession or within his control (including, but not limited to, written records, notes, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other materials containing any Confidential Information or Intellectual Property) irrespective of the location or form of such material and, if requested by the Corporation, shall provide the Corporation with written confirmation that all such materials have been delivered to the Corporation.

       (d) Noncompete. Executive acknowledges and agrees with the Corporation and the LLC that in the course of his employment with the Corporation he shall become familiar with the Corporation's trade secrets and with other Confidential Information concerning the Corporation and the LLC and their respective affiliates, that Executive's services to the Corporation and the LLC are unique in nature and of an extraordinary value to the Corporation and the LLC, and that the Corporation and the LLC would be irreparably damaged if Executive were to provide similar services to any person or entity competing with the LLC or the Corporation or engaged in a similar business. In connection with the issuance to Executive of the Executive Securities hereunder, in consideration of and as an inducement to the LLC's and the Corporation's entering into this Agreement and the Corporation's agreeing to issue the Tier I and Tier II Options to Executive and to assume the obligations of the LLC upon dissolution thereof, and in further consideration of the Noncompete Compensation (as defined below), Executive accordingly covenants and agrees with the Corporation and the LLC that during the Noncompete Period (as defined below), Executive shall not, directly or indirectly, either for himself or for or through any other individual, corporation, partnership, joint venture or other entity, participate in any business or enterprise conducting or proposing to conduct business in any Covered State which engages or proposes to engage in the provision of telecommunications services or in any other business similar to or competitive with any business engaged in by the Corporation during the period of time in which Executive is employed by the Corporation.

     For purposes of this Agreement, (i) the term "participate in" shall include, without limitation, having any direct or indirect interest in any corporation, partnership, joint venture or other entity, whether as a sole proprietor, owner, stockholder, partner, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any individual, corporation, partnership, joint venture or other business entity (whether as a director, officer, manager, representative, supervisor, employee, agent, consultant or otherwise), other than ownership of up to 2% of the outstanding stock of any class which is publicly traded and (ii) the term "Covered State" means (A) Connecticut, Delaware, Illinois, Indiana, Maine, Massachusetts, Michigan, New Hampshire, New Jersey, New York, Ohio, Pennsylvania, Rhode Island and Vermont, (B) any State in which the Corporation is engaged in business or as to which the Corporation has at any time had an Approved Business Plan to engage in business as of the date of termination of Executive's employment with the Corporation and (C) any other State for which a business plan has been submitted to the Board pursuant to the Transaction Agreement as of or prior to the termination of Executive's employment or for which Corporation personnel have taken substantial steps towards completing with a view to so submitting, provided, that any such State under this clause (C) shall cease to be a Covered State if such business plan does not become an Approved Business Plan within the earlier of (x) 180 days after such submission and (y) 180 days after the termination of Executive's Employment, and, in each case, the Corporation's management and the LLC have attempted in good faith during such period to reach agreements that would enable such plan to become an Approved Business Plan. Executive agrees that this covenant is reasonable with respect to its duration, geographical area and scope and is fully enforceable.

       (e)  Nonsolicitation.  During the Noncompete Period, Executive shall not
(i) induce or attempt to induce any employee, officer or consultant of the Corporation or any Subsidiary to leave the employ of the Corporation or any Subsidiary, or in any way interfere with the relationship between the Corporation or any Subsidiary and any employee, officer or consultant thereof,
(ii) hire directly or through another entity any person who was an employee of the Corporation or any Subsidiary at any time during the twelve months prior to the date such person is to be so hired, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the LLC, the Corporation or any Subsidiary to cease doing business with the LLC, the Corporation or any Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the LLC, the Corporation and its Subsidiaries (including, without limitation, making any negative statements or communications concerning the LLC, the Corporation or any Subsidiary).

       (f) Noncompete Period; Noncompete Compensation. The "Noncompete Period" shall commence on the date hereof and shall continue until the later of (A) the fourth anniversary of the date hereof and (B) the second anniversary of the date of termination of employment; provided that the Noncompete Period shall terminate if at any time after the date of termination the Corporation ceases to pay Executive his Noncompete Compensation (unless Executive violates any covenant set forth in this Section 6, in which case the Noncompete Period shall continue even absent payment of the Noncompete Compensation). The Corporation will notify the Executive within 30 days after termination of employment whether the Corporation intends to enforce this non-compete covenant. In the event of termination of Executive's employment without Cause, if the Corporation so notifies the Executive in writing that this covenant will be enforced against the Executive, then the Corporation must give the Executive 60 days' notice of the date on which this covenant will cease to be enforced and on which the related Noncompete Compensation will cease to be paid (provided that if Executive violates any covenant set forth in this Section 6, the Noncompete Period shall continue without the need for any further Noncompete Compensation). "Noncompete Compensation" shall consist of 100% (or in the case of termination with Cause, 50%) of the base salary that Executive received as compensation from the Corporation and its Subsidiaries immediately prior to termination (Executive's "Previous Salary") together with the continuation of the medical benefits that the Corporation provided to Executive immediately prior to termination (Executive's "Previous Benefits"); provided that if at any time during the Noncompete Period Executive obtains other employment elsewhere, Executive shall immediately notify the Corporation to such effect, and Executive's Noncompete Compensation shall during the period of such employment (i) be reduced (but not below zero) by Executive's compensation for such employment (but where the Corporation pays only 50% of the Previous Salary, as aforesaid, only reduced by the amount of compensation from such other employment in excess of such 50% of the Previous Salary) and (ii) not include the continued provision of medical benefits if such employment provides medical benefits comparable to the Previous Benefits. The Noncompete Compensation shall not constitute an obligation to pay any severance to such Executive but simply means that so long as the Corporation pays the Noncompete Compensation up to the time the Executive first violates any covenant set forth in this Section 6, the Noncompete Period will remain in full force and effect for its full term. Payment of Noncompete Compensation, if any, will be paid in accordance with the Corporation's normal payroll practices.

       (g) Judicial Modification. Executive acknowledges that the terms of this Section 6 were negotiated in good faith by the parties hereto, are reasonable and necessary in light of Executive's unique position, responsibility and knowledge of the operations of the Corporation and the unfair advantage that Executive's knowledge and expertise concerning Corporation's business would afford a competitor of the Corporation and are not more restrictive than necessary to protect the legitimate interests of the parties hereto. If the final judgment of a court of competent jurisdiction, or any final non-appealable decision of an arbitrator in connection with a mandatory arbitration, declares that any term or provision of this Section 6 is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or geographic area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment or decision may be appealed.

       (h) Dispute Resolution. Arbitration. All claims, disputes, controversies and other matters in question arising out of or relating to this Agreement, or to the alleged breach hereof, shall be settled by preliminary negotiation between the Board and the Executive (the "parties") or, if such preliminary negotiation is unsuccessful for any reason (but in any event not later than 10 days after commencement of such negotiation), by binding arbitration in accordance with the procedures set forth in this Section 6(h). Without limiting the mandatory arbitration provision set forth in this Section 6(h), each of the parties hereto (i) waives the right to bring an action in any court of competent jurisdiction with respect to any such claims, controversies and disputes (other than any such action to enforce the award or other remedy resulting from any arbitration pursuant to this Section 6(h) or to prevent any arbitrator from exceeding the authority granted to the arbitrators hereunder) and (ii) waives the right to trial by jury in any suit, action or other proceeding brought on, with respect to or in connection with this Agreement.

            (i) Binding Arbitration. Upon service of a notice of demand for binding arbitration by any party hereto, arbitration shall be commenced and conducted as follows:

                  (A) Arbitrators. All claims, disputes, controversies and other matters (collectively "matters") in question shall be referred to and decided and settled by a panel of three arbitrators with experience in analyzing, understanding, and making determinations concerning matters in the telecommunications industry, one selected by each of the parties within 15 days after such notice of demand (with the parties to notify each other of their respective selections at the same time) and the third to be selected by the two arbitrators so selected within 15 days of their selection pursuant to this subclause
          (A),

                  (B) Cost of Arbitration. The cost of each arbitration proceeding, including without limitation the arbitrators' compensation and expenses, hearing room charges, court reporter transcript charges, etc., shall be allocated among the parties based upon the percentage which the portion of the Contested Amount not awarded to each party bears to the amount actually contested by such party. The arbitrators shall also award the party that prevails substantially in its pre-hearing position its reasonable attorneys' fees and costs incurred in connection with the arbitration. The arbitrators are specifically instructed to award attorneys' fees and expenses for instances of abuse of the discovery process. All costs of arbitration shall be paid initially 50% by the LLC (or after the dissolution of the LLC, the Corporation) and 50% by the Executive pending the determination of the arbitrators pursuant to the previous sentences.

                  (C) Situs of Proceedings. The situs of the arbitration shall be in New York, New York, or such other place as is mutually agreeable to the parties.

            (ii) Pre-hearing Discovery. The parties shall have the right to conduct and enforce pre-hearing discovery in accordance with the then current Federal Rules of Civil Procedure, subject to the following limitations: (A) each party may serve no more than one set of interrogatories which set shall ask no more than twenty questions; (B) each party may depose the other party's expert witnesses who will be called to testify at the hearing, plus up to six fact witnesses without regard to whether they will be called to testify (each party will be entitled to a total of not more than 24 hours of depositions of the other party's witnesses, and not more than 6 hours with respect to any single witness); and (C) document discovery and other discovery shall be under the control of and enforceable by the arbitrators, and all disputes relating thereto shall be decided by the arbitrators. Notwithstanding any contrary foregoing provisions, the arbitrators shall have the power and authority to, and to the fullest extent practicable shall, abbreviate arbitration discovery in a manner which is fair to all parties in order to expedite the conclusion of each alternative dispute resolution proceeding.

            (iii) Pre-hearing Conference. Within thirty (30) days after filing of notice of demand for binding arbitration, the arbitrators shall hold a pre-hearing conference to establish schedules for completion of discovery, for exchange of exhibit and witness lists, for arbitration briefs, for the hearing, and to decide procedural matters and all other questions that may be presented.

            (iv) Hearing Procedures. The hearing shall be conducted to preserve its privacy and to allow reasonable procedural due process. Rules of evidence need not be strictly followed, and the hearing shall be streamlined as follows: (A) documents shall be self-authenticating, subject to valid objection by the opposing party; (B) expert reports, witness biographies, depositions and affidavits may be utilized, subject to the opponent's right of a live cross-examination of the witness in person; (C) charts, graphs and summaries shall be utilized to present voluminous data, provided (1) that the underlying data was made available to the opposing party thirty (30) days prior to the hearing, and (2) that the preparer of each chart, graph or summary is available for explanation and live cross-examination in person; (D) the hearing should be held on consecutive business days without interruption to the maximum extent practicable; and
     (E) the arbitrators shall establish all other procedural rules for the conduct of the arbitration in accordance with the rules of arbitration of the American Arbitration Association.

            (v) Governing Law. This arbitration provision shall be governed by, and all rights and obligations specifically enforceable under and pursuant to, the Federal Arbitration Act (9 U.S.C. (S) 1, et seq.) (the "FAA"). Notwithstanding the foregoing, this Section 6(h) shall be construed to the maximum extent possible to comply with the laws of the State of Delaware, including the Uniform Arbitration Act (10 Del.C. (S) 5701, et seq.) (the "Delaware Arbitration Act"). If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Section 6(h), including any rules of the FAA or the American Arbitration Association referred to therein, shall be invalid or unenforceable under said Delaware Arbitration Act or other applicable law, such invalidity or unenforceability should not invalidate the entire
     Section 6(h). In that case, this Section 6(h) shall be construed so as to limit any term or provision so as to make it valid or enforceable within the requirements of the Delaware Arbitration Act or other applicable law, and, in the event such term or provision cannot be so limited, this Section 6(h) shall be construed to omit such invalid or unenforceable term or provision.

            (vi    Consolidation.  No arbitration shall include, by
     consolidation, joinder or in any other manner, any additional person not a party to this Agreement (other than affiliates of any such party, which affiliates may be included in the arbitration), except by written consent of the parties hereto containing a specific reference to this Agreement.

            (vii    Award; Time Limit.  The arbitrators are empowered to render an award of general compensatory damages and equitable relief (including, without limitation, injunctive relief), but are not empowered to award punitive damages. The award rendered by the arbitrators (A) shall be final; (B) shall, except as required by law, not constitute a basis for collateral estoppel as to any issue; and (C) shall, except as required by law, not be subject to vacation or modification. The arbitrators shall render any award or otherwise conclude the arbitration no later than 120 days after the date notice of demand for binding arbitration is given pursuant to this Section 6(h).

            (viii    Confidentiality.  The parties hereto will maintain the
     substance of any proceedings hereunder in confidence and the arbitrators, prior to any proceedings hereunder, will sign an agreement whereby the arbitrator agrees to keep the substance of any proceedings hereunder in confidence.

     Section 7.  Definitions.

     "Approved Business Plan" has the meaning ascribed to such term in the Transaction Agreement.

     "Base Rate" means, on any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the "prime rate" at The Chase Manhattan Bank.

     "Basic Contributions" has the meaning ascribed to such term in the LLC Agreement.

     "Board" means the board of representatives of the LLC (or, after the dissolution of the LLC, the board of directors of the Corporation).

     "Cause" means (i) Executive's theft or embezzlement, or attempted theft or embezzlement, of money or property of the Corporation or the LLC, Executive's perpetration or attempted perpetration of fraud, or Executive's participation in a fraud or attempted fraud, on the Corporation or the LLC, or Executive's unauthorized appropriation of, or attempt to misappropriate, any tangible or intangible assets or property of the Corporation or the LLC, (ii) any act or acts of disloyalty, misconduct or moral turpitude by Executive which the Board determines in good faith has been or is likely to be demonstrably injurious to the interest, property, operations, business or reputation of the Corporation or the LLC, or Executive's conviction of a crime other than minor traffic violations or other similar minor offenses, (iii) Executive's repeated intentional refusal or willful failure (other than by reason of Disability) to carry out reasonable instructions by his superiors or the Board or the Corporation's Board of Directors or (iv) Executive's breach of any provision of
Section 6.

     "Class A Units" has the meaning ascribed to such term in the LLC Agreement.

     "Class B Units" has the meaning ascribed to such term in the LLC Agreement.

     "Class C Units" has the meaning ascribed to such term in the LLC Agreement.

     "Class D Units" has the meaning ascribed to such term in the LLC Agreement.

     "Common Stock" means the Corporation's common stock, par value $0.01 per share.

     "Disability" means (i) any permanent physical or mental incapacity or disability rendering the Executive unable or unfit to perform effectively the duties and obligations of his employment or to participate effectively and actively in the management of the Corporation, or (ii) any illness, accident, injury, physical or mental incapacity or other disability, where such condition has rendered the Executive unable or unfit to perform effectively the duties and obligations of his employment or to participate effectively and actively in the management of the Corporation for a period of at least 90 consecutive days or four months in any twelve-month period (in either case, as determined in the good faith judgment of the Board).

     "Executive Purchaser" means Executive and any Person who acquires Executive Securities pursuant to Section 4(c)(i) and has executed a counterpart of this Agreement, the LLC Agreement and the Transaction Agreement, agreeing to be bound by the terms of each such agreement.

     "Executive Securities" means (i) the Class B Units issued to the Executive hereunder (but not including any Class C Units or Class D Units issued by the LLC in exchange for such Class B Units), (ii) upon dissolution of the LLC, any securities of the Corporation distributed in respect of the securities referred to in clause (i) above pursuant to such dissolution, (iii) any Tier I Options or Tier II Options issued to any holder of Executive Securities hereunder, (iv) any other securities of the LLC or the Corporation hereafter acquired by Executive, and (v) any securities issued directly or indirectly with respect to the foregoing securities by way of a split, dividend, or other division of securities, or in connection with a combination of securities, recapitalization, merger, consolidation, or other reorganization, or upon conversion or exercise of any of the foregoing securities. Executive Securities for purposes of this Agreement shall not include any securities issued to any other executive of the Corporation under any other agreement. As to any particular securities constituting Executive Securities, such securities shall cease to be Executive Securities when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force), (c) repurchased by any holder of Class A Units, or by the LLC (including in exchange for Class C Units or Class D Units), the Corporation or any Subsidiary thereof or (d) Transferred pursuant to an Exempt Transfer under Section 4.

     "Good Reason" means (i) a substantial permanent reduction in the scope of Executive's authority or level of responsibility from that in effect as of the date hereof for any reason unrelated to Executive's Disability, which has not been revised by the Corporation within 90 days after timely written notice to the Corporation containing a reasonably detailed description of such reduction; or (ii) a relocation of Executive's principal place of employment from its then existing location to a site which is more than 100 miles from such location.

     "Investor Equity" has the meaning ascribed such term in the Transaction Agreement.

     "LLC Agreement" means the limited liability company agreement dated as of the date hereof, entered into by and among the members of the LLC, as amended from time to time in accordance with its terms.

     "Management Equity" has the meaning ascribed to such term in the Transaction Agreement.

     "MSCP" has the meaning ascribed such term in the LLC Agreement.

     "Original Cost" means, at any given time, (i) with respect to any Class B Units, the total Basic Contributions made with respect to such Class B Units pursuant to the LLC Agreement prior to such time, (ii) with respect to any Common Stock, the Basic Contribution attributable to such Common Stock based on the number of shares of Common Stock received by Executive upon the dissolution of the LLC, and (iii) with respect to any other securities, the original price paid upon issuance of such securities.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Public Offering" means any underwritten sale of the Corporation's common stock pursuant to an effective registration statement under the Securities Act filed with the Securities and Exchange Commission on Form S-1 (or a successor form adopted by the Securities and Exchange Commission); provided that the following shall not be considered a Public Offering: (i) any issuance of common stock as consideration or financing for a merger or acquisition, and (ii) any issuance of common stock or rights to acquire common stock to employees of the Corporation or its Subsidiaries as part of an incentive or compensation plan.

     "Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof, by and between the Corporation, the holders of Investor Equity and the holders of Management Equity, as amended from time to time in accordance with the terms thereof.

     "Securities Act" means the Securities Act of 1933, as amended, and applicable rules and regulations thereunder.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and applicable rules and regulations thereunder.

     "Subsequent Contributions" has the meaning ascribed to such term in the Transaction Agreement.

     "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director, managing member, manager or general partner of such limited liability company, partnership, association or other business entity.

     "Transaction Agreement" means the Transaction Agreement dated as of the date hereof, by and between the Corporation and the LLC and the holders of interests in the LLC, as amended from time to time in accordance with the terms thereof.

     "Vesting Termination Breach" means (i) any breach by Executive of Section 6(a), Section 6(d) or Section 6(e) or (ii) any breach by Executive of any other provision of Section 6 which is material or is intentionally and knowingly committed by Executive.

     Section 8.  Miscellaneous Provisions.

       (a    Further Assurances; Voting Proxy.  As a condition to the LLC's and the Corporation's entering into this Agreement and the LLC's issuance of Executive Securities to the Executive Purchasers, and as further consideration therefor:

            (i    Executive hereby unconditionally guarantees the full and
     prompt performance of each Executive Purchaser's obligations under this Agreement and under each of the agreements contemplated hereby to which such Executive Purchaser is a party, and Executive agrees that he will take all necessary or desirable actions to ensure such performance as are reasonably requested by the LLC or the Corporation. Executive further agrees that he will not provide any directions to an Executive Purchaser that are contrary to any obligation imposed on such Executive Purchaser under this Agreement or under such other agreements, and that Executive will not fail to provide any directions to an Executive Purchaser if such failure would cause an Executive Purchaser not to satisfy its obligations hereunder or thereunder. This guarantee shall be irrevocable with respect to each Executive Security held by an Executive Purchaser (and shall survive any transfer thereof, or the death, disability, incompetency, or bankruptcy of such Executive Purchaser) until such time as such Executive Security is transferred in accordance with the terms hereof to a Person other than a member of Executive's Family Group, at which time this guarantee shall be deemed revoked with respect to such transferred security (but not with respect to any other Executive Securities). No invalidity, irregularity or unenforceability of this Agreement or such other agreements by reason of an Executive Purchaser's incapacity, minor status, incompetency, bankruptcy, insolvency, or other similar occurrence shall impair, affect or be a defense to the obligations of Executive under this guarantee.

            (ii    Each Executive Purchaser (other than Executive) hereby
     appoints Executive as his true and lawful proxy and attorney-in-fact, with full power of substitution, to vote all of such Executive Purchaser's Executive Securities on all matters to be voted on by the holders of such securities (whether as a member vote, a shareholder vote, an approval right under this Agreement or the other agreements contemplated hereby, or otherwise). These proxies and powers granted by each Executive Purchaser pursuant to this Section 8 are coupled with an interest, and are given to secure such Executive Purchasers' obligations under this Agreement and the other agreements contemplated hereby to which the Executive Purchasers are parties. Such proxies and powers shall be irrevocable with respect to each Executive Security held by an Executive Purchaser (and shall survive and not be affected by any transfer thereof, or the death, disability, incompetency, or bankruptcy of such Executive Purchaser) until such time as such Executive Security is transferred in accordance with the terms hereof to a Person other than a member of Executive's Family Group, at which time such proxy shall be deemed revoked with respect to such transferred security (but not with respect to any other Executive Securities).

       (b    Transfers in Violation of Agreement.  Any Transfer or attempted
Transfer of any Executive Securities in violation of any provision of this Agreement shall be void, and none of the LLC, the Corporation, or any Subsidiary thereof shall record such purported Transfer on its books or treat any purported transferee of such Executive Securities as the owner of such securities for any purpose.

       (c    Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

       (d    Complete Agreement.  This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

       (e    Counterparts.  This Agreement may be executed in separate
counterparts, none of which need contain the signature of more than one party hereto but each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

       (f    Successors and Assigns.  (i) Except as otherwise provided herein, this Agreement shall bind the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns whether so expressed or not.

       (ii    Each of the Corporation, the LLC, the Executive Purchaser, and
each holder of Executive Securities hereby acknowledges that immediately upon and after the dissolution of the LLC, (A) all contractual obligations and duties of the LLC hereunder shall thereafter bind and be enforceable against the Corporation, (B0 all rights and powers granted to the LLC hereunder (including, without limitation, the repurchase rights set forth in Section 3) shall inure to the benefit of and be enforceable by the Corporation, (C) all references to the LLC shall thereafter be deemed to be references to the Corporation, and (D) except if the context clearly otherwise requires, this Agreement shall thereafter operate and be construed as if the word "Corporation" were substituted for the word "LLC" in each such instance.

       (g    Governing Law; Submission to Jurisdiction.  This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws, without regard to conflict of law principles. Each of the parties hereto agrees (i) that this Agreement involves at least $100,000 and (ii) that this Agreement has been entered into by the parties hereto in express reliance upon 6 Del.C. (S) 2708. Each party hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and the federal courts sitting in the State of Delaware or in the County of New York in the State of New York and (b) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and that service made pursuant to
(b) above shall have the same legal force and effect as if served upon said party personally within the State of Delaware. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in the State of Delaware, each such party that has not as of the date hereof already duly appointed such an agent does hereby appoint RL&F Service Corp., One Rodney Square, 10th Floor, Wilmington, New Castle County, Delaware 19801, as such agent.

       (h    Remedies.  Each of the parties to this Agreement (including any holder of Investor Equity or employee of the Corporation to which the LLC assigns any of its repurchase rights under Section 3 hereof) shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees and expenses) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

       (i    Amendment, Modification, or Waiver.  The provisions of  this
Agreement may be amended, modified, or waived only with the prior written consent of the LLC and the Executive.

       (j    Third-Party Beneficiaries.  The parties hereto acknowledge and agree that certain provisions of this Agreement are intended for the benefit of certain holders of Investor Equity or employees of the Corporation to which the LLC assigns any of its repurchase rights under Section 3 hereof, that such Persons are third-party beneficiaries of this Agreement and that the provisions of this Agreement shall be enforceable by such Persons as provided herein.

       (k    Business Days.  If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the State of New York, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

       (l    Descriptive Headings; Interpretation; No Strict Construction.  The
descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. The use of the words "include" or "including" in this Agreement shall be by way of example rather than by limitation. The use of the words "or," "either" or "any" shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, it is the intent of the parties that this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

       (m    Notices.  All notices, requests or other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

     if to Executive, to:

     Choice One Communications Inc.
     333 West Commercial Street
     Suite 2500
     East Rochester, New York 14455
     if to the LLC, to:

     c/o Morgan Stanley Capital Partners III, L.P.
     1221 Avenue of the Americas
     33rd Floor
     New York, New York 10020
     Attention:   John B. Ehrenkranz
     Facsimile:  (212) 762-7951

          with a copy to:

          Davis Polk & Wardwell
          450 Lexington Avenue
          New York, New York 10017
          Attention:  Louis L. Goldberg
          Facsimile:  (212) 450-4800

          and to:

          Fleet Equity Partners VI, L.P.
          50 Kennedy Plaza
          12th Floor
          Providence, Rhode Island 02903
          Attention:  Robert M. Van Degna
          Facsimile:  (401) 278-6387

               with a copy to:

               Paul, Hastings, Janofsky & Walker, LLP
               399 Park Avenue
               New York, New York 10022-4697
               Attention:  Neil A. Torpey
               Facsimile:  (212) 319-4090
          and to:

          Waller-Sutton Media Partners, L.P.
          555 North Lane
          Suite 6150
          Conshohocken, PA 19428
          Attention:  Mr. Bruce Hernandez
          Facsimile:  (610) 397-1014

               with a copy to:

               Rubin Baum Levin Constant & Friedman
               30 Rockefeller Plaza
               New York, New York 10112
               Attention:  Jonathan D. Drucker
               Facsimile:  (212) 698-7825

     if to the Corporation, to:

     Choice One Communications Inc.
     333 West Commercial Street
     Suite 2500
     East Rochester, New York 14445
     Attention:  Steve Dubnik
     Facsimile:  (716) 385-0609

          with a copy to:

          Nixon, Hargrave, Devans & Doyle LLP
          Clinton Square
          P.O. Box 1051
          Rochester, New York 14603-1051
          Attention:  James A. Locke, III
          Facsimile:  (716) 263-1600


and if to any member of the LLC or to any other holder of Common Stock, to the address or facsimile set forth on the books of the LLC or the Corporation or any other address or facsimile number as a party may hereafter specify for such purpose to the LLC. Notwithstanding the foregoing, no holder of Investor Equity or its counsel shall be entitled to notice if such holder holds less than 3% in aggregate of all Investor Equity then outstanding.

     All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.


                            CHOICE ONE COMMUNICATIONS L.L.C.


                            By: /s/ Steve M. Dubnik
                               ------------------------------------------
                            Its:    Authorized Person
                                -----------------------------------------


                            CHOICE ONE COMMUNICATIONS INC.


                            By: /s/ Steve M. Dubnik
                               ------------------------------------------
                            Its:    President and Chief Executive Officer
                                -----------------------------------------


                            EXECUTIVE

                            /s/ Philip Yawman
                            ---------------------------------------------

                            Execution of Counterpart Agreeing to be Bound to Executive Purchase Agreement by Executive Purchaser

                            Name of Individual:
                                               ------------------
                            Signature:
                                      ---------------------------
                            Date: